SCHEDULE 2
Loan Note

借款协议

CONVERTIBLE PROMISSORY NOTE

US$ 500，000_ ___________, 2011

FOR VALUE RECEIVED, the undersigned, ORIENTAL NONFERROUS METALS TECHNOLOGY COMPANY LIMITED, a Cayman corporation, and MR. WANG YUHU (ID number: ID number: 230124197406087013) (the "Borrowers"), do, jointly and severally, hereby promise to pay Daqing High-Tech Hawkland Venture Investment Co. Ltd. ("Holder"), at No.101 Keji Road, Daqing Hi-tech Industrial Development Zone, Daqing, Heilongjiang, People's Republic of China, the principal sum of Five Hundred Thousand U.S. Dollars (US$500,000) on the date that is one year from the date hereof, along with interest at a rate of 10% per annum, cumulative and compounding annually, payable quarterly, in each case to an account designated by the Holder.

ARTICLE I
TERMS OF PAYMENT

1.1 Prepayments
The Borrowers may in their discretion without restriction prepay this Note at any time in whole or in part, provided that any prepayment shall include the amount of interest due at the end of the quarter in which the date of such prepayment falls, provided, further, that any prepayment prior to the six-month anniversary hereof shall include the amount of interest that would have been due had such prepayment been made upon the six-month anniversary hereof.

1.2 Payment and Computations
Whenever any payment to be made hereunder shall be stated to be due on a day which is not a business day, such payment shall be made on the next succeeding day and such extension of time shall in such case be included in the computation of payment of interest.

ARTICLE II
EVENTS OF DEFAULT

2.1 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:
(a) The Borrowers shall fail to pay any principal or interest of this Note within fifteen (15) days of its due date; or
(b) Either Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Borrower or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of

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debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and such proceeding is not dismissed within ninety (90) days after commencement; or, if applicable, such Borrower shall take any corporate action to authorize any of the actions set forth above in this Section 2.1(b); then, and in any such event, Holder may, by notice to the Borrowers, declare this Note to be forthwith due and payable, whereupon this Note shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each of the Borrowers and the Holder shall have the right to exercise all rights under applicable law and hereunder.

ARTICLE III
CONVERSION

This Note has been issued pursuant to, and is entitled to the benefits of, that certain Investment Agreement dated as of the date hereof (the "Investment Agreement") between Holder and the Borrowers. Prior to the tenth anniversary of the date hereof (the "Expiration Date"), this Note shall be convertible at the Holder's option into the Company Shares. For the purposes of this Article III, "Company Shares" shall mean the amount of common or ordinary shares (as applicable) of Oriental Nonferrous Metals Technology Company Limited equal to [(3,250,000 + applicable interest)/(4.5 * 26,500,000)] * the total number of shares of Oriental Nonferrous Metals Technology Company Limited issued and outstanding as of the date of such conversion.

ARTICLE IV
MISCELLANEOUS

4.1 Amendments, Etc. No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrowers herefrom, shall in any event be effective unless the same shall be in writing and signed by Holder and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

4.2 Notice, Etc. Any notice required by the provisions of this Note will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, and delivered as follows:

If to the Borrowers:

Wang Yuhu
Address: No. 1 Sunshine Avenue, High and New Technology Industrial Development Zone
Attention: Wang Yuhu
Fax Number:

If to Holder:

Address: No. 101 Keji Road, Daqing Hi-tech Industrial Development Zone, Daqing, Heilongjiang, PRC

Attention: Wang Yuwei
Fax Number:

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.

4.3 No Waiver; Remedies. No failure on the part of Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or future exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

4.4 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles of the United States consistently applied, except as otherwise stated herein.

4.5 Binding Effect; Governing Law. This Note shall be binding upon and inure to the benefit of each of the Borrower and Holder and their respective successors and permitted assigns. This Note shall be governed by, and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

4.6 Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Note, or the breach, termination or invalidity thereof, shall be finally and exclusively resolved by an arbitration tribunal (the "Tribunal") in accordance with the Arbitration Rules of the American Arbitration Association ("AAA") as at present in force. THE DECISION OF THE TRIBUNAL SHALL BE FINAL AND BINDING UPON AND ENFORCABLE AGAINST THE PARTIES HERETO. The arbitration shall take place in New York City, the State of New York and shall be conducted in the English language. The parties hereby submit themselves to the exclusive jurisdiction of the arbitration tribunal in the City of New York, the State of New York under the auspices of AAA. The arbitration shall be conducted by three (3) arbitrators, one to be appointed by the Holder, one to be appointed by the Borrowers and a third by the two arbitrators so selected. Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other party in connection with the arbitration proceedings. Arbitration shall be the sole, binding, exclusive and final remedy for resolving any dispute between the parties; either party may apply to any court of competent jurisdiction in the State of New York for enforcement of any award granted by the Tribunal.

4.7 Waiver of Presentment. Each Borrower waives presentment, notice of dishonor, notice of protest, presentment and demand in connection with the delivery, acceptance, performance or default of this Note.

IN WITNESS WHEREOF, each of the Borrowers have caused this Note to be executed below by its officer duly authorized, as of the date first above written:

For and on behalf of
Oriental Nonferrous Metals Technology Company Limited

Authorised Signature(s)

ORIENTAL NONFERROUS METALS TECHNOLOGY COMPANY LIMITED
Name:
Title:

Wang Yuhu

SCHEDULE 3